                                                                     EXHIBIT 4.1



                               WILLIAM LYON HOMES
                      EXECUTIVE DEFERRED COMPENSATION PLAN
                        EFFECTIVE AS OF FEBRUARY 11, 2002

                                TABLE OF CONTENTS

                                                                                                  Page
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
ARTICLE 1      DEFINITIONS.........................................................................1

        1.1.   Accrued Benefit.....................................................................1

        1.2.   Affiliate...........................................................................1

        1.3.   Base Salary.........................................................................1

        1.4.   Beneficiary.........................................................................2

        1.5.   Calendar Year.......................................................................2

        1.6.   Cause.  ............................................................................2

        1.7.   Change in Control ..................................................................2

        1.8.   Code................................................................................3

        1.9.   Compensation........................................................................3

        1.10.  Deferral Account....................................................................4

        1.11.  Disability..........................................................................4

        1.12.  Effective Date......................................................................4

        1.13.  Election of Deferral................................................................4

        1.14.  Eligible Employee...................................................................4

        1.15.  ERISA...............................................................................4

        1.16.  Good Reason.........................................................................4

        1.17.  Normal Retirement Date..............................................................5

        1.18.  Participant.........................................................................5

        1.19.  Participant Annual Deferral.........................................................5

        1.20.  Plan................................................................................5

        1.21.  Plan Administrator..................................................................5

        1.22.  Plan Year...........................................................................5

        1.23.  Retirement..........................................................................5

                                                                                                  Page
                                                                                                  ----
        1.24.  Valuation Date......................................................................5

ARTICLE 2      ELIGIBILITY AND PARTICIPATION.......................................................5

        2.1.   Eligibility.........................................................................5

        2.2.   Participation.......................................................................5

ARTICLE 3      CONTRIBUTIONS AND CREDITS...........................................................6

        3.1.   Deferral Election...................................................................6

        3.2.   Corporation Discretionary Contributions.............................................6

ARTICLE 4      DEFERRAL ACCOUNTS AND ALLOCATION OF FUNDS...........................................7

        4.1.   Deferral Account Allocations........................................................7

        4.2.   Investment Election and Declared Rates..............................................7

        4.3.   Determination of Accounts...........................................................8

ARTICLE 5      ENTITLEMENT TO BENEFITS.............................................................8

        5.1.   Vesting of Benefits.................................................................8

        5.2.   Retirement Benefit..................................................................9

        5.3.   Fixed Payment Date Benefit.........................................................10

        5.4.   Disability Retirement Benefit......................................................10

        5.5.   Death Benefits.....................................................................11

        5.6.   Termination of Employment Benefits.................................................11

        5.7.   Hardship Distribution..............................................................12

        5.8.   Withdrawal Election................................................................13

        5.9.   Effect of Change in Control........................................................13

        5.10.  Adverse Action on Participant or Plan..............................................13

        5.11.  Excise Tax Limitation..............................................................14

ARTICLE 6      RIGHTS ARE LIMITED.................................................................15

                                                                                                  Page
                                                                                                  ----
        6.1.   Benefits Payable Only From General Corporate Assets: Unsecured General
               Creditor Status of Participant.....................................................15

        6.2.   No Contract of Employment..........................................................16

        6.3.   Benefits Not Transferable..........................................................16

        6.4.   No Trust Created...................................................................16

ARTICLE 7      BENEFICIARIES......................................................................16

        7.1.   Beneficiary Designation............................................................16

        7.2.   Spouse's Interest..................................................................16

        7.3.   Facility of Payment................................................................17

ARTICLE 8      PLAN ADMINISTRATION................................................................17

        8.1.   Responsibility of Administration of the Plan.......................................17

        8.2.   Claims Procedure...................................................................18

        8.3.   Arbitration........................................................................22

        8.4.   Notice.............................................................................24

ARTICLE 9      AMENDMENT OR TERMINATION...........................................................25

        9.1.   Amendment or Termination...........................................................25

ARTICLE 10     THE TRUST..........................................................................25

        10.1.  Establishment of Trust.............................................................25

        10.2.  Interrelationship of the Plan and the Trust........................................25

        10.3.  Contribution to the Trust..........................................................25

ARTICLE 11     MISCELLANEOUS......................................................................26

        11.1.  Governing Law......................................................................26

        11.2.  Withholding........................................................................26

EXHIBIT A      Participant Enrollment and Election Form
EXHIBIT B      Deemed Investment Elections..........................................................

EXHIBIT C      Designation of Beneficiary...........................................................

                               WILLIAM LYON HOMES
                      EXECUTIVE DEFERRED COMPENSATION PLAN


        THIS PLAN is adopted as of the 11th day of February, 2002, by William Lyon Homes, a Delaware corporation (the "Corporation"), as follows:

                                    RECITALS

        WHEREAS, the Corporation wishes to establish the William Lyon Homes Executive Deferred Compensation Plan (the "Plan") to provide additional retirement benefits and income tax deferral opportunities for a select group of management and highly compensated employees; and

        WHEREAS, the Corporation intends that the Plan shall at all times be administered and interpreted in such a manner as to constitute an unfunded nonqualified deferred compensation plan for a select group of management or highly compensated employees and to qualify for all available exemptions from the provisions of ERISA;

        NOW, THEREFORE, the Corporation hereby adopts the following Executive Deferred Compensation Plan.

                                   ARTICLE 1

                                   DEFINITIONS

        DEFINITION OF TERMS. Certain words and phrases are defined when first used in later sections of this plan. In addition, the following words and phrases when used herein, unless the context clearly requires otherwise, shall have the following respective meanings.

1.1. ACCRUED BENEFIT. The sum of all amounts deferred hereunder by or on behalf of a Participant, including (i) any contributions made by the Corporation, and (ii) any earnings, gains, losses, and changes in value credited to the Participant or his or her Beneficiaries pursuant to the Plan, which shall be reflected in the Deferral Account.

1.2. AFFILIATE. Any corporation, partnership, joint venture, association, or similar organization or entity, which is a member of a controlled group of companies which includes, or which is under common control with, the Corporation under Section 414 of the Code, including, but not limited to, William Lyon Homes, Inc., a California corporation, and Duxford Financial, Inc., a California corporation.

1.3. BASE SALARY. The annual compensation (excluding bonuses, commissions, overtime, incentive payments, non-monetary awards, directors fees and other fees, stock options and grants, and car allowances) paid to a Participant for services rendered to the Corporation, before reduction for compensation deferred pursuant to all qualified, non-qualified and Code Section 125 plans of the Corporation.

1.4. BENEFICIARY. The Beneficiary designated by a Participant under Article 7, or, if the Participant has not designated a Beneficiary under Article 7, the person or persons entitled to receive distributions of benefits under Section 5.5.

1.5.    CALENDAR YEAR. January 1 to December 31.

1.6. CAUSE. For purposes of this Agreement "Cause" shall mean any of the following acts or circumstances: (i) willful destruction by the Participant of property of the Corporation or an Affiliate having a material value to the Corporation or such Affiliate; (ii) fraud, embezzlement, theft, or comparable dishonest activity committed by the Participant (excluding acts involving a de minimis dollar value and not related to the Corporation or an Affiliate); (iii) the Participant's conviction of or entering a plea of guilty or nolo contendere to any crime constituting a felony or any misdemeanor involving fraud, dishonesty or moral turpitude (excluding acts involving a de minimis dollar value and not related to the Corporation or an Affiliate); (iv) the Participant's breach, neglect, refusal, or failure to materially discharge the Participant's duties (other than due to physical or mental illness) commensurate with the Participant's title and function or the Participant's failure to comply with the lawful directions of the Board or the Chief Executive Officer of the Corporation, or of the Board of Directors or the Chief Executive Officer of the Affiliate that employs the Participant, in any such case that is not cured within fifteen (15) days after the Participant has received written notice thereof from such Board of Directors or Chief Executive Officer; (v) any willful misconduct by the Participant which may cause substantial economic or reputational injury to the Corporation, including, but not limited to, sexual harassment, or (vi) a willful and knowing material misrepresentation to the Board or the Chief Executive Officer of the Corporation or to the Board of Directors or the Chief Executive Officer of the Affiliate that employs the Participant.

1.7.    CHANGE IN CONTROL shall mean the occurrence of any of the following:

        (i) Any "Person" or "Group", as such terms are defined in Section 13(d) of the Securities Exchange Act of 1934 (the "Exchange Act") and the rules and regulations promulgated thereunder, excluding any Excluded Stockholder, who is or becomes the "Beneficial Owner" (within the meaning of Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Corporation, or of any entity resulting from a merger or consolidation involving the Corporation, representing more than fifty percent (50%) of the combined voting power of the then outstanding securities of the Corporation or such entity.

        (ii) The individuals who, as of the time immediately following the election of directors at the Corporation's 2001 Annual Meeting of Stockholders, are members of the Board (the "Existing Directors"), cease, for any reason, to constitute more than fifty percent (50%) of the number of authorized directors of the Corporation as determined in the manner prescribed in the Corporation's Certificate of

                Incorporation and Bylaws; provided, however, that if the election, or nomination for election, by the Corporation's stockholders of any new director was approved by a vote of at least fifty percent (50%) of the Existing Directors, such new director shall be considered an Existing Director; provided further, however, that no individual shall be considered an Existing Director if such individual initially assumed office as a result of either an actual or threatened "Election Contest" (as described in Rule 14a-11 promulgated under the Exchange Act) or other actual or threatened solicitation of proxies by or on behalf of anyone other than the Board (a "Proxy Contest"), including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest.

        (iii) The consummation of (x) a merger, consolidation or reorganization to which the Corporation is a party, whether or not the Corporation is the Person surviving or resulting therefrom, or (y) a sale, assignment, lease, conveyance or other disposition of all or substantially all of the assets of the Corporation, in one transaction or a series of related transactions, to any Person other than the Corporation, where any such transaction or series of related transactions as is referred to in clause (x) or clause (y) above in this subparagraph (iii) (singly or collectively, a "Transaction") does not otherwise result in a "Change in Control" pursuant to subparagraph (i) of this definition of "Change in Control"; provided, however, that no such Transaction shall constitute a "Change in Control" under this subparagraph (iii) if the Persons who were the stockholders of the Corporation immediately before the consummation of such Transaction are the Beneficial Owners, immediately following the consummation of such Transaction, of fifty percent (50%) or more of the combined voting power of the then outstanding voting securities of the Person surviving or resulting from any merger, consolidation or reorganization referred to in clause (x) above in this subparagraph (iii) or the Person to whom the assets of the Corporation are sold, assigned, leased, conveyed or disposed of in any transaction or series of related transactions referred in clause (y) above in this subparagraph (iii), in substantially the same proportions in which such Beneficial Owners held voting stock in the Corporation immediately before such Transaction.

        For purposes of the foregoing definition, the term "Excluded Stockholder" means General William Lyon, his spouse, children or grandchildren, or any trust for the benefit of such persons, or any corporation or other entity, the majority of whose beneficial interests are owned or controlled by any of such persons or trusts.

1.8.    CODE. The Internal Revenue Code of 1986, as amended from time to time.

1.9. COMPENSATION. The Base Salary and bonuses paid out by the Corporation to an employee for a calendar year.

1.10. DEFERRAL ACCOUNT. Book entries maintained by the Corporation reflecting the Participant's Accrued Benefit, provided, however, that the existence of such book entries and the Deferral Account shall not create, and shall not be deemed to create, a trust of any kind, or a fiduciary relationship between the Corporation and the Participant, his or her Beneficiaries.

1.11. DISABILITY. Eligibility to receive benefits under the Corporation's group long-term disability plan, or, if the Corporation ceases to maintain a long-term disability plan, the total and permanent incapacity of the Participant, due to physical impairment or legally established mental incompetence, to perform the usual duties of his employment with the Corporation.

1.12.   EFFECTIVE DATE.  February 11, 2002.

1.13. ELECTION OF DEFERRAL. A written notice filed by the Participant with the Human Resources Department of the Corporation in substantially the form attached hereto as Exhibit A, the Participant Enrollment and Election Form, specifying the amount (if any) of Base Salary and bonus to be deferred.

1.14. ELIGIBLE EMPLOYEE. Any employee of the Corporation or an Affiliate who is selected to participate herein in accordance with the provisions of
        Section 2.1 hereof, and one of a select group of management or highly compensated employees, as defined by ERISA.

1.15. ERISA. The Employee Retirement Income Security Act of 1974, as amended from time to time.

1.16. GOOD REASON means the occurrence, on or after the occurrence of a Change in Control, of any of the following:

        (a) The Corporation or any of its Affiliates reduces the Participant's Base Salary.

        (b) The Corporation discontinues its bonus plan in which the Participant participates as in effect immediately before the Change in Control without immediately replacing such bonus plan with a plan that is the substantial economic equivalent of such bonus plan, or a successor to the Corporation fails or refuses to assume the obligations of the Corporation under such bonus plan as in effect immediately before the Change in Control or under a plan that is the substantial economic equivalent of such bonus plan.

        (c) Without the Participant's express written consent, the Corporation or any of its Affiliates requires the Participant to change the location of the Participant's job or office, so that the Participant will be based at a location more than 100 miles from the former location of the Participant's job or office.

        (d) Without the Participant's express written consent, the Corporation or any of its Affiliates reduces the Participant's responsibilities or directs the Participant to report to a person of lower rank or responsibilities than the person to whom the Participant reported before the Change in Control.

1.17. NORMAL RETIREMENT DATE. The date the Participant attains 65 years of age.

1.18. PARTICIPANT. An Eligible Employee designated as a participant by the Plan Administrator.

1.19. PARTICIPANT ANNUAL DEFERRAL. The portion of a Participant's compensation, which he or she elects to defer for the Calendar Year in question.

1.20. PLAN. This Plan, together with any and all amendments or supplements thereto.

1.21. PLAN ADMINISTRATOR. The Board of Directors of William Lyon Homes (a Delaware corporation) or its designee, except as provided in Section 5.9.

1.22. PLAN YEAR. The Calendar Year, except that the first Plan Year shall be the short year beginning February 11, 2002 and ending December 31, 2002.

1.23. RETIREMENT. The termination of a Participant's employment with the Corporation and all Affiliates after the Participant has reached his Normal Retirement Date.

1.24. VALUATION DATE. The last day of each quarter during the Plan Year, or such other dates as the Plan Administrator may establish in its discretion.

                                   ARTICLE 2

                          ELIGIBILITY AND PARTICIPATION

2.1.    ELIGIBILITY.

        (a) An Eligible Employee shall become a Participant in the Plan if such Employee is designated as a Participant by the Corporation, in writing.

        (b) Once an employee becomes a Participant, he or she shall remain a Participant until his or her termination of employment with the Corporation and all Affiliates, and thereafter until all benefits to which he or she (or his or her Beneficiaries) is entitled under the Plan have been paid.

2.2.    PARTICIPATION.

        (a) The Participant may elect a Participant Annual Deferral hereunder by filing an Election of Deferral. The initial Election of Deferral must be filed on or before February 19, 2002 and shall be effective on the first payroll thereafter and for the first annual bonus determined thereafter by the Compensation Committee of the Corporation's Board of Directors.

        (b) Each Election of Deferral shall be effective only for Base Salary and bonus which would otherwise be paid in the Calendar Year to which the Election of Deferral applies, and shall be irrevocable during such Calendar Year. Any subsequent Election of Deferral, to be effective, must be filed at least 10 days prior to the beginning of the Calendar Year for which deferral is sought. Any employee who becomes an Eligible Employee and is designated as a Participant by the Plan Administrator during the Plan Year may elect to participate and commence deferrals by filing an Election of Deferral within 30 days following his designation as a Participant.

                                   ARTICLE 3

                            CONTRIBUTIONS AND CREDITS

3.1.    DEFERRAL ELECTION.

        (a) Commencing on the Effective Date, and continuing through the date on which the Participant's employment terminates because of his or her death, Retirement, Disability, or any other cause, each Participant shall be entitled to elect to defer into his or her Deferral Account, by filing with the Plan Administrator an Election of Deferral at least 10 days prior to the beginning of the Plan Year (or before February 19, 2002 in the case of the initial election), a portion of the Base Salary and bonus that the Participant would be entitled to receive from the Corporation during the Plan Year. Such deferrals shall be accomplished by payroll deduction.

        (b) In the Election of Deferral, the Participant shall specify the amount to be deferred, which such specification may be separate for the Base Salary and the bonus, and may be expressed as a percentage of the Base Salary or bonus or as a fixed dollar amount. However, the total amount of the deferrals made by each Participant in any Calendar Year (i) shall not exceed twenty percent (20%) of the Participant's total Base Salary and bonus, and (ii) shall not be less than Ten Thousand Dollars ($10,000.00). The Plan Administrator and the Corporation shall disregard any deferral election to the extent such deferral election exceeds twenty percent (20%) of the Participant's total Base Salary and bonus, or if such deferral election is less than Ten Thousand Dollars ($10,000.00).

3.2.    CORPORATION DISCRETIONARY CONTRIBUTIONS.

        (a) The Corporation may make contributions to the Plan as it may determine from time to time and may direct that such contributions be allocated among the Deferral Accounts of those Participants that it may select. If a Participant is not employed by the Corporation as of the last day of a Plan Year other than by reason of his or her Retirement, Disability or death, the Corporation Discretionary Contribution for such Plan Year shall be zero. In the event of Retirement, Disability or death, a Participant shall be credited with the

                Corporation Discretionary Contribution (if any) for the Plan Year in which he or she Retires, becomes Disabled or dies.

        (b) No participant shall have a right to compel the Corporation to make a discretionary contribution under this Section 3.2 and no Participant shall have the right to share in the allocation of any such contribution for any Plan Year unless selected by the Corporation, in its sole discretion.

                                   ARTICLE 4

                    DEFERRAL ACCOUNTS AND ALLOCATION OF FUNDS

4.1.    DEFERRAL ACCOUNT ALLOCATIONS.

        (a) Compensation which is deferred under the Plan shall be deemed to be added to the Deferral Account on the first day of the following month in which the Compensation would otherwise have been paid.

        (b) Corporation Discretionary Contributions (if any) shall be credited to the Participant's Deferral Account at such time as directed by the Plan Administrator.

        (c) All amounts paid from a Deferral Account shall be deemed to be paid on the first day of the month following the month in which such payments are made.

        (d)     Based on the Investment Elections of a Participant made under
                Section 4.2, the Participant's Deferral Account shall be credited with investment earnings, gains, losses or changes in value effective at the end of each calendar quarter during the Plan Year, except as otherwise provided in this Plan.

        (e) The Plan Administrator may, at any time, change the timing or methods for crediting or debiting earnings, gains, losses, and changes in value of investment options, deferrals of Compensation, Company Discretionary Contributions, and payments of benefits and withdrawals under this Plan; provided, however, that the times and methods for crediting or debiting such items in effect at any particular time shall be uniform among all Participants and Beneficiaries.

4.2.    INVESTMENT ELECTION AND DECLARED RATES.

        (a) Investment Elections may be made from any of the various investment alternatives selected by the Participant from among those made available by the Corporation from time to time, which are outlined in Exhibit B.

        (b) A Participant (or, in the event of the Participant's death, the Participant's Beneficiary) shall make Investment Elections for the Participant's Deferral Account by filing a form substantially in the form of Exhibit B (or another form acceptable to the Plan Administrator) with the Plan Administrator. A Participant may elect to have his or her Deferral Account deemed to be invested in up to ten (10) investment alternatives, provided, however, that such investment alternative must be applied to at least ten percent (10%) of the total balance in his or her Deferral Account and must be in a whole percentage amount. Investment Elections shall remain in effect until changed and may be changed once during each calendar quarter, with such change to be effective on the first day of the succeeding calendar quarter.

        (c) At the end of each calendar quarter (or such shorter period as the Plan Administrator may determine), the Corporation shall compute the total return for the quarter (or such shorter period) as to each Participant's Investment Elections and reduce such returns for that quarter's (or shorter period's) money management fees, mortality charges, cost of insurance and investment expenses associated specifically with each investment alternative. The total return for each investment alternative shall be that investment alternative's total return for that quarter (or shorter period) reduced for expenses as described above.

        (d) From time to time, and at its sole discretion, the Corporation may change the investment alternatives which it makes available to the Participant. However, notwithstanding the provisions of this Section 4.2, the Corporation may invest contributions in investments other than the investments selected by such Participant but the Participant's return will solely be based on the results of his or her Investment Election reduced for expenses as described in Section 4.2(c) above. Nothing in this Plan shall require the Corporation actually to acquire or hold any particular investment.

4.3. DETERMINATION OF ACCOUNTS. A Participant's Accrued Benefit and Deferral Account balance as of each Valuation Date shall consist of the balance of deferrals of Compensation, Corporation Discretionary Contributions, and investment earnings, gains, losses, and changes in value in his or her Deferral Account determined in accordance with this Section 4.

                                   ARTICLE 5

                             ENTITLEMENT TO BENEFITS

5.1. VESTING OF BENEFITS. The portion of a Participant's Deferral Account that is attributable to his or her compensation deferral and deemed investment earnings, gains, losses and changes in value credited thereon shall be immediately fully vested. The portion of the Participant's Deferral Account that is attributable to Corporation Discretionary Contributions and deemed investment earnings, gains, losses and changes in value credited thereon (if any), shall vest based on the following table:

    Completed Years of Plan Participation                      Percent Vested
    -------------------------------------                      --------------
                 Less than 1                                          0%
              1 but less than 2                                      20
              2 but less than 3                                      40
              3 but less than 4                                      60
              4 but less than 5                                      80
                  5 or more                                         100

For purposes of this Section 5.1, the term "Completed Years of Plan Participation" shall mean the continuous (except for leaves of absence approved by the Corporation) period of time beginning on the date on which an Eligible Employee becomes a Participant and ending on the termination of the employment of the Participant with the Corporation and all Affiliates for any reason.

Notwithstanding the foregoing, but subject to Sections 5.6(b) and 5.8, a Participant, or his or her Beneficiary in the case of a death benefit, shall become fully vested in the portion of his Deferral Account that is attributable to Corporation Discretionary Contributions and deemed investment earnings, gains, losses and changes in value credited thereon (if any), upon his Normal Retirement Date, death, or Disability.

5.2.    RETIREMENT BENEFIT.

        (a) From and after the Retirement of the Participant, the Corporation shall thereafter pay to the Participant his or her Accrued Benefit, unless the Participant has validly elected a later fixed payment date under Section 5.3. Such benefits shall be payable in the manner elected by the Participant as follows:

                -       Lump Sum

                -       Monthly over 2 years

                -       Monthly over 5 years

                -       Monthly over 10 years

                -       Monthly over 15 years

                -       Monthly over 20 years

        Such election may be changed by the Participant by giving written notice to the Corporation not later than one year before Retirement or Disability. Such payments shall commence on or about the first day of the first month following the Participant's Retirement, unless the Participant has validly elected a later fixed payment date under Section
        5.3. The amount of each installment to be paid during the Calendar Year in which payment begins shall be equal to the total amount payable to the Participant as of his or her Normal Retirement Date, divided by the total number of installment payments to be made.

        (b) As of January 1 of each subsequent Calendar Year during the benefit payment period, the amount of each installment to be paid during such Calendar Year shall be recalculated and shall be equal to:

                (i) the remaining balance in the Participant's Deferral Account as of January 1; divided by

                (ii) the number of installment payments to be made in or after such subsequent Calendar Year.

        (c) The final installment payment shall be equal to the remaining amount payable to the Participant. In no event shall the amount of any installment payment exceed the remaining amount payable to the Participant.

        (d) Notwithstanding the foregoing, a Participant's retirement benefit will be distributed in one lump sum rather than in installments if the balance in the Participant's Deferral Account as of his Normal Retirement Date is less than Twenty Five Thousand Dollars ($25,000.00).

5.3.    FIXED PAYMENT DATE BENEFIT.

        (a) A Participant may select a fixed payment date for the payment or commencement of payment of his or her vested Accrued Benefit. Payments made under this election will be payable in the manner elected by the Participant in the same manner as retirement benefits are paid under Section 5.2. A Participant may extend a fixed payment date by written notice to the Plan Administrator, provided that the Participant gives such written notice at least one (1) year before the fixed payment date before such extension. Such fixed payment dates may not be accelerated.

        (b) Any fixed payment date elected by a Participant as provided under Section 5.3(a) above (i) may be before or after the Participant's Retirement or termination of employment with the Corporation and all Affiliates for any reason other than Cause, Disability, Retirement, or death, but (ii) must be no earlier than the January 1 of the third calendar year after the calendar year in which the election is made or in which the Participant gives a written notice of extension.

5.4. DISABILITY RETIREMENT BENEFIT. The Participant shall be entitled to receive payments hereunder prior to his or her Normal Retirement Date if he or she is Disabled. If the Participant's employment is terminated pursuant to this Section 5.4, the benefit payable hereunder shall be the same amount as would have been payable as a Retirement Benefit under
        Section 5.2 above had the Participant attained his or her Normal Retirement Date on the date of the disability determination, and shall be paid on account of the Participant's Disability even if the Participant has validly elected a later fixed payment date under Section
        5.3. If the total amount of benefits payable is less than Twenty Five Thousand Dollars ($25,000.00), the plan administrator will be required to pay the benefit in a lump sum rather than in installments.

5.5.    DEATH BENEFITS.

        (a) DEATH BENEFIT PRIOR TO COMMENCEMENT OF BENEFITS. In the event of the Participant's death while in the employment of the Corporation or an Affiliate and prior to commencement of benefit payments, the Corporation shall pay a survivor benefit in an amount equal to the greater of: (a) the Participant's Accrued Benefit at the date of death, or (b) a specified dollar amount stated in a written notice given by the Corporation to the Participant; provided, however, that (i) the Corporation may increase, decrease or eliminate such specified dollar amount at any time by giving a written notice of such change to the Participant, and (ii) the Corporation shall not be obligated to give such notice or to specify any dollar amount under this clause (b), and, if the Corporation does not give such notice or specify any dollar amount, the specified dollar amount shall be deemed to be zero. The death benefit payable under this Section
                5.5 shall be distributed to the Participant's Beneficiary in a lump sum on or about the first day of the third month following the Participant's date of death (even if the Participant has validly elected a later fixed payment date under Section 5.3) and based on the last Beneficiary designation received by the Corporation from the Participant prior to his or her death. If no such designation has been received by the Corporation, such payment shall be made to the Participant's surviving legal spouse. If the Participant is not survived by a legal spouse, the said payment shall be made to the then living children of the Participant, if any, in equal shares. If there are no surviving children, the balance of the Accrued Benefit shall be paid to the estate of the Participant.

        (b) DEATH BENEFIT AFTER COMMENCEMENT OF RETIREMENT BENEFITS. In the event of the Participant's death after the commencement of benefit payments, but prior to the completion of such payments due to and owing hereunder, the Corporation shall continue to make such payments, in installments over the remainder of the period specified in Sections 5.2 or 5.3 hereof that would have been applicable to the Participant had he or she survived. Such continuing payment shall be made to the Participant's designated Beneficiary in accordance with the last such designation received by the Corporation from the Participant prior to his death. If no such designation has been received by the Corporation, such payments shall be made to the Participant's surviving legal spouse. If such spouse dies before receiving all payments to which he or she is entitled hereunder, then the balance of the Accrued Benefit shall be paid to the spouse's estate. If the Participant is not survived by a legal spouse, then the said payments shall be made to the then living children of the Participant, if any, in equal shares. If there are no surviving children, the balance of the Accrued Benefit shall be paid to the estate of the Participant.

5.6.    TERMINATION OF EMPLOYMENT BENEFITS.

        (a) In the event of the Participant's termination of employment with the Corporation or an Affiliate for any reason other than for Cause, Disability,

                Retirement or death, the Corporation shall pay to the Participant a Termination Benefit equal to the vested value of the Participant's Accrued Benefit, unless the Participant has validly elected a later fixed payment date under Section 5.3. Such termination benefit shall be payable in a lump sum on or about the first day of the third month following the date of termination, unless the Participant has validly elected a later fixed payment date under Section 5.3.

        (b) In the event the Participant's employment is terminated for Cause, no benefits of any kind will be due or payable under the terms of this Plan from amounts credited to the Participant's Deferral Account attributable to Corporate Discretionary Contributions, and any cumulative earnings, gains, and changes in value thereon, and all rights of the Participant, his or her designated Beneficiary, executors, or administrators, or any other person, to receive payments thereof shall be forfeited. If, after installment payments of benefits under this Plan have begun, the Plan Administrator determines that Cause existed before the Participant's Retirement or Disability, such installment payments shall be reduced by amounts credited to the Participant's Deferral Account attributable to Corporate Discretionary Contributions, and any cumulative earnings, gains, and changes in value thereon.

5.7.    HARDSHIP DISTRIBUTION.

        (a) HARDSHIP WITHDRAWAL. In the event that the Plan Administrator, upon the written request of a Participant, determines, in its sole discretion, that the Participant has suffered an unforeseeable financial emergency, the Corporation shall pay to the Participant, as soon as practicable following such determination, an amount necessary to meet the emergency (the "Hardship Withdrawal"), but not exceeding the vested balance of such Participant's Deferral Account as of the date of such payment. For purposes of this Section 5.7(a), an "unforeseeable financial emergency" shall mean an event that the Plan Administrator determines to give rise to an unexpected need for cash arising from an illness, casualty loss, sudden financial reversal or other such unforeseeable occurrence. Amounts of Hardship Withdrawal may not exceed the amount the Plan Administrator reasonably determines to be necessary to meet such emergency needs (including taxes incurred by reason of a taxable distribution).

        (b) RULES ADOPTED BY PLAN ADMINISTRATOR. The Plan Administrator shall have the authority to adopt additional rules relating to hardship distributions. In administering these rules, the Plan Administrator shall act in accordance with the principle that the primary purpose of this Plan is to provide additional retirement income, not additional funds for current consumption.

        (c) LIMIT ON NUMBER OF HARDSHIP DISTRIBUTIONS. No participant may receive more than one hardship distribution in any Calendar Year.

        (d) PROHIBITION OF FURTHER DEFERRALS. A Participant who receives a hardship distribution, and who is still employed by the Corporation or an Affiliate, shall be prohibited from making deferrals under section 3.1 for the remainder of the Calendar Year in which the distribution is made.

5.8. WITHDRAWAL ELECTION. A Participant may elect, at any time, to withdraw all of his or her vested Accrued Benefit, calculated as if such Participant were receiving a Termination Benefit, less a 10 percent withdrawal penalty (the net amount shall be referred to as the "Withdrawal Amount"). No partial withdrawals of that balance shall be allowed. The Participant shall make this election by giving the Plan Administrator advance written notice of the election in a form determined from time to time by the Plan Administrator. The penalty shall be equal to 10 percent of the Participant's vested Accrued Benefit determined immediately prior to the date of his or her election. Once the Withdrawal Amount is paid, the Participant shall be suspended permanently from further participation in the Plan.

5.9. EFFECT OF CHANGE IN CONTROL. A Participant shall become fully vested in the portion of his Deferral Account that is attributable to Corporation Discretionary Contributions and deemed investment earnings, gains, losses and changes in value credited thereon (if any) if, within one year after the occurrence of a Change in Control, his employment is involuntarily terminated by the Corporation or any of its Affiliates for any reason other than Cause or his death or Disability, or he voluntarily terminates his employment with the Corporation and all Affiliates for Good Reason.

        From and after the occurrence of a Change in Control, the Plan Administrator shall consist of a committee of the individuals who were members of the Corporation's Board of Directors 90 days before the occurrence of the Change in Control, with any vacancy in such committee occurring thereafter being filled with a person or persons selected by the other members of such committee.

5.10.   ADVERSE ACTION ON PARTICIPANT OR PLAN.

        (a) Notwithstanding any other provision hereof, in the event there is a determination by the Internal Revenue Service, or in the event of a final determination by a court or competent jurisdiction, that amounts credited to the Participants' Deferral Accounts hereunder are includable in the gross incomes of the Participants or Beneficiaries, the Plan Administrator may in its sole discretion distribute the vested amount credited to the Participants' Deferral Accounts to the Participants or Beneficiaries, or cause the termination of future deferrals of Compensation by the Participants, or both.

        (b) In the event that there is a determination by the Department of Labor, or a final determination of a court of competent jurisdiction, that the Plan is subject to Part 2, 3 or 4 of Title I of ERISA, the Plan Administrator may in its sole discretion distribute the vested amount credited to the Participants' Deferral Accounts to the Participants or Beneficiaries, or cause the termination of future deferrals of Compensation by the Participants, or both.

5.11.   EXCISE TAX LIMITATION.

        (a) Notwithstanding anything contained in this Plan to the contrary, in the event that any payment or benefit (within the meaning of Section 280G(b)(2) of the Code) to the Participant or for the Participant's benefit paid or payable or distributed or distributable (including, but not limited to, the acceleration of the time for the vesting or payment of such benefit or payment) pursuant to the terms of this Plan or otherwise in connection with, or arising out of, the Participant's employment with the Corporation or any of its Affiliates or a change of control within the meaning of Section 280G of the Code (a "Payment" or "Payments"), would be subject to the excise tax imposed by Section 4999 of the Code (the "Excise Tax"), then the Payments shall be reduced (but not below zero) but only to the extent necessary that no portion thereof shall be subject to the excise tax imposed by Section 4999 of the Code (the "Section 4999 Limit"). Unless the Participant shall have given prior written notice specifying a different order to the Corporation to effectuate the limitations described in the preceding sentence, the Corporation shall reduce or eliminate the Payments by first reducing or eliminating those Payments or benefits which are not payable in cash and then by reducing or eliminating cash Payments, in each case in reverse order beginning with payments or benefits which are to be paid the farthest in time from the Determination (as hereinafter defined). Any notice given by the Participant pursuant to the preceding sentence shall take precedence over the provisions of any other plan, arrangement or agreement governing the Participant's rights and entitlements to any benefits or compensation.

        (b) All determinations required to be made under this Section 5.11 (each, a "Determination") shall be made, at the Corporation's expense, by the accounting firm which is the Corporation's accounting firm prior to the Change in Control or another nationally recognized accounting firm designated by the Board (or a committee thereof) prior to the Change in Control (the "Accounting Firm"). The Accounting Firm shall provide its calculations, together with detailed supporting documentation, both to the Corporation and to the Participant before payment of the Participant's benefits hereunder (if requested at that time by the Corporation or the Participant) or such other time as requested by the Corporation or the Participant (in either case provided that the Corporation or the Participant believe in good faith that any of the Payments may be subject to the Excise
                Tax); provided, however, that if the Accounting Firm determines that no Excise Tax is payable by the Participant with respect to a Payment or Payments, it shall furnish the Participant with an opinion reasonably acceptable to the Participant that no Excise Tax will be imposed with respect to any such Payment or Payments. Within ten (10) calendar days of the delivery of the Determination to the Participant, the Participant shall have the right to dispute the Determination (the "Dispute"). The existence of any Dispute shall not in any way affect the Participant's right to receive the Payments in accordance with the Determination. If there is no Dispute, the Determination by the Accounting Firm shall be final, binding and conclusive upon the Corporation and the Participant, subject to the application of Section 5.11(c). Any Dispute shall be resolved by arbitration in accordance with the provisions of this Plan.

        (c) As a result of the uncertainty in the application of Sections 4999 and 280G of the Code, it is possible that the Payments either will have been made or will not have been made by the Corporation, in either case in a manner inconsistent with the limitations provided in Section 5.11(a) (an "Excess Payment" or "Underpayment", respectively). If it is established pursuant to
                (i) a final determination of a court for which all appeals have been taken and finally resolved or the time for all appeals has expired, or (ii) an Internal Revenue Service (the "IRS") proceeding which has been finally and conclusively resolved, that an Excess Payment has been made, such Excess Payment shall be deemed for all purposes to be a loan to the Participant made on the date the Participant received the Excess Payment and the Participant shall repay the Excess Payment to the Corporation on demand, together with interest on the Excess Payment at one hundred twenty percent (120%) of the applicable federal rate (as defined in Section 1274(d) of the Code) compounded semi-annually from the date of the Participant's receipt of such Excess Payment until the date of such repayment. If it is determined
                (i) by the Accounting Firm, the Corporation (which shall include the position taken by the Corporation, together with its consolidated group, on its federal income tax return) or the IRS, (ii) pursuant to a determination by a court, or (iii) upon the resolution to the Participant's satisfaction of the Dispute, that an Underpayment has occurred, the Corporation shall pay an amount equal to the Underpayment to the Participant within ten
                (10) calendar days of such determination or resolution, together with interest on such amount at one hundred twenty percent (120%) of the applicable federal rate compounded semi-annually from the date such amount should have been paid to the Participant pursuant to the terms of this Plan or otherwise, but for the operation of this Section 5.11(c), until the date of payment.

                                   ARTICLE 6

                               RIGHTS ARE LIMITED

6.1. BENEFITS PAYABLE ONLY FROM GENERAL CORPORATE ASSETS: UNSECURED GENERAL CREDITOR STATUS OF PARTICIPANT.

        (a) Payment to the Participant or any Beneficiary hereunder shall be made from assets which shall continue, for all purposes, to be part of the general, unrestricted assets of the Corporation; no person shall have any interest in any such asset by virtue of any provision of this Plan. The Corporation's obligation hereunder shall be an unfunded and unsecured promise to pay money in the future. To the extent that any person acquires a right to receive payments from the Corporation under the provisions hereof, such right shall be no greater than the right of any unsecured general creditor of the

                Corporation; no such person shall have or acquire any legal or equitable right, interest or claim in or to any property or assets of the Corporation.

        (b) In the event that, in its discretion, the Corporation purchases an insurance policy or policies insuring the life of a Participant, or any employee of the Corporation, to allow the Corporation to recover or meet the cost of providing benefits in whole or in part, hereunder, no Participant or Beneficiary shall have any rights whatsoever therein or in said policy or the proceeds therefrom. The Corporation shall be the sole owner and beneficiary of any such insurance policy or property and shall possess and may exercise all incidents of ownership therein.

6.2. NO CONTRACT OF EMPLOYMENT. Nothing contained herein shall be construed to be a contract of employment for any term of years, nor as conferring upon the Participant the right to continue to be employed by the Corporation in his or her present capacity or in any capacity. It is expressly understood that this Plan relates only to the payment of deferred compensation for the Participant's services.

6.3. BENEFITS NOT TRANSFERABLE. No Participant or Beneficiary under this Plan shall have any power or right to transfer, assign, anticipate, hypothecate or otherwise encumber any part of all the amounts payable hereunder. No part of the amounts payable shall, prior to actual payment, be subject to seizure or sequestration for the payment of any debts, judgments, alimony or separate maintenance owed by a Participant or any other person, nor be transferable by operation of law in the event of a Participant's or any other person's bankruptcy or insolvency, or dissolution of marriage. Any such attempted assignment shall be void.

6.4. NO TRUST CREATED. Nothing contained in this Plan, and no action taken pursuant to its provisions by any person shall create, or be construed to create, a trust of any kind, or a fiduciary relationship between the Corporation and any other person.

                                   ARTICLE 7

                                  BENEFICIARIES

7.1. BENEFICIARY DESIGNATION. The Participant shall have the right, at any time, to submit in substantially the form attached hereto as Exhibit C, a written designation of primary and secondary beneficiaries to whom payment under this Plan shall be made in the event of his or her death prior to complete distribution of the benefits payable. Each Beneficiary designation shall become effective only when receipt thereof is acknowledged in writing by the Plan Administrator. The Plan Administrator shall have the right, in its sole discretion, to reject any Beneficiary designation, which is not in substantially the form attached hereto as Exhibit C. Any attempt to designate a Beneficiary, otherwise than as provided in this Section 7.1, shall be ineffective.

7.2. SPOUSE'S INTEREST. A Participant's Beneficiary designation shall be deemed automatically revoked if the Participant names a spouse as Beneficiary and the marriage is later dissolved or the spouse dies. Without limiting the generality of the foregoing, the interest in the benefits hereunder of a spouse of a Participant who has predeceased the Participant or whose marriage with the Participant has been dissolved shall automatically pass to the Participant and shall not be transferable by such spouse in any manner, including but not limited to such spouse's will, nor shall such interest pass under the laws of intestate succession.

7.3. FACILITY OF PAYMENT. If a distribution is to be made to a minor, or to a person who is otherwise incompetent, then the Plan Administrator may, in its discretion, make such distribution (i) to the legal guardian, or if none, to a parent of a minor payee with whom the payee maintains his or her residence, or (ii) to the conservator or committee or, if none, to the person having custody of an incompetent payee. Any such distribution shall fully discharge the Plan Administrator, the Corporation and Plan from further liability on account thereof.

                                   ARTICLE 8

                               PLAN ADMINISTRATION

8.1.    RESPONSIBILITY OF ADMINISTRATION OF THE PLAN.

        (a) The Plan Administrator shall be responsible for the management, operation and administration of the Plan. The Plan Administrator may employ others to render advice with regard to its responsibilities under this Plan. It may also allocate its responsibilities to others and may exercise any other powers necessary for the discharge of its duties. The Plan Administrator shall be entitled to rely conclusively upon all tables, valuations, certifications, opinions and reports furnished by any actuary, accountant, controller, counsel or other person employed or engaged by the Plan Administrator with respect to the Plan.

        (b) The primary responsibility of the Plan Administrator is to administer the Plan for the benefit of the Participants and their beneficiaries, subject to the specific terms of the Plan. The Plan Administrator shall administer the Plan in accordance with its terms and shall have the power to determine all questions arising in connection with the administration, interpretation, and application of the Plan. Any such determination shall be conclusive and binding upon all persons and their heirs, executors, beneficiaries, successors and assigns. The Plan Administrator shall have all powers necessary or appropriate to accomplish its duties under the Plan. The Plan Administrator shall also have the discretion and authority to make, amend, interpret, and enforce all appropriate rules and regulations for the administration of this Plan and decide or resolve any and all questions, including but not limited to, interpretations of this Plan and entitlement to or amount of benefits under this Plan, as may arise in connection with the Plan.

8.2.    CLAIMS PROCEDURE.

        (a) CLAIM. A person who believes that he or she is being denied a benefit to which he or she is entitled under the Plan or such person's authorized representative (hereinafter collectively referred to as a "Claimant") may file a written request for such benefit with the Vice President of Human Resources, setting forth his or her claim. The request must be addressed to the Vice President of Human Resources at his then principal place of business. A Claimant shall not be charged a fee or be liable for any costs associated with making a claim or appealing an adverse benefit determination pursuant to this Section 8.2.

        (b) CLAIM DECISION. Upon receipt of a claim, the Vice President of Human Resources shall advise the Claimant that a reply will be forthcoming within 90 days and that the Vice President of Human Resources shall, in fact, deliver such reply within such period. The Vice President of Human Resources may, however, extend the reply period for an additional 90 days for reasonable cause, provided that the Vice President of Human Resources provides the Claimant with a written or electronic Notice of Extension, as defined in Section 8.2(c) of this Plan, within the initial 90 day period. In no event shall an extension exceed a period of 180 days from the date the claim was initially received by the Vice President of Human Resources. Upon receipt of a Disability claim, the Vice President of Human Resources shall advise the Claimant that a reply will be forthcoming within 45 days and that the Vice President of Human Resources shall, in fact, deliver such reply within such period. This period may be extended by the Vice President of Human Resources for up to 30 days, provided that the Vice President of Human Resources (i) determines that such extension is necessary due to matters beyond his control, and (ii) provides a written or electronic Notice of Extension to the Claimant prior to the termination of the initial 45-day period. If, prior to the end of the first 30-day extension period, the Vice President of Human Resources determines that, due to matters beyond his control, he cannot make a determination within the extension period, the period for making a determination may be extended for an additional 30 days, provided that the Vice President of Human Resources provides the Claimant with a Notice of Extension prior to the expiration of the initial extension period. In the event the Vice President of Human Resources extends the determination period of any claim due to a Claimant's failure to submit information necessary to decide the claim, the period for making the determination shall be tolled from the date the Notice of Extension is sent to the Claimant until the date the Vice President of Human Resources receives the information. If a claim is denied in whole or in part, the Vice President of Human Resources shall adopt a written opinion, using language calculated to be understood by the Claimant, setting forth to the extent applicable:

                (i)     The specific reasons for such denial;

                (ii) Specific reference to pertinent provisions of this Plan on which such denial is based;

                (iii) A description of any additional material or information necessary for the Claimant to perfect his or her claim and an explanation why such material or such information is necessary;

                (iv) Appropriate information as to the steps to be taken if the Claimant wishes to submit the claim for review;

                (v) The time limits for requesting a review under Section 8.2(d) and for review under Section 8.2(e) of this Plan;

                (vi) A statement that the Claimant has the right to arbitrate under Section 8.3 of this Plan and to bring a civil action under Section 502(a) of ERISA following an adverse determination on review;

                (vii) The date by which an appeal must be filed with respect to the adverse determination; and

                (viii) If the adverse determination is in connection with a Disability claim and if the Vice President of Human Resources relied on an internal rule, guideline, protocol, or other similar criterion in making the adverse determination, the Notice shall either (i) state the specific rule, guideline, protocol, or other similar criterion, or (ii) include a statement that such internal rule, guideline, protocol, or other similar criterion was relied upon in making the adverse determination and that a copy of such internal rule, guideline, protocol, or other similar criterion shall be provided free of charge to the Claimant upon request.

        (c) NOTICE OF EXTENSION. For purposes of this Section 8.2, a "Notice of Extension" means a notice provided to a Claimant that indicates (i) the date the notice is sent to the Claimant, (ii) the special circumstances requiring an extension of time, and
                (iii) the date by which the Vice President of Human Resources or the Plan Administrator, as the case may be, expects to render the determination. In the case of a Disability claim, the Notice shall also (i) explain the standards on which entitlement to benefits is based, (ii) explain the unresolved issues that prevent a decision on the claim, (iii) specify the additional information needed to resolve those issues, if any, and (iv) provide the Claimant with at least 45 days to provide the specified information. If the Notice of Extension is in connection with a Claimant's failure to submit information necessary to decide the claim, the Notice shall also state that the determination period is tolled from the date the Notice is sent until the date the Vice President of Human Resources or the Plan Administrator, as the case may be, receives the information.

        (d) REQUEST FOR REVIEW. The Claimant may request in writing no later than 60 days from the date the notice provided under Section 8.2(b) of this Plan is sent to the Claimant that the Plan Administrator review the determination of the Vice President of Human Resources. Such request must be addressed to the Plan Administrator at its then principal place of business. The date an appeal is filed shall be the date the Plan Administrator receives the written request from the Claimant, without regard to whether all the information necessary to make a benefit determination is filed with such request. The Plan Administrator shall issue its written decision on each appeal no later than the date of the regularly scheduled meeting of the Plan Administrator that immediately follows the Claimant's request for a review, unless the request for review is filed within 30 days preceding the date of such meeting, in which event the Plan Administrator shall make a determination no later than the date of the second regularly scheduled meeting of the Plan Administrator following the receipt of the request for review by the Plan Administrator. If special circumstances (such as the need to hold a hearing or obtain additional information) require an extension of the time for processing the appeal, the Plan Administrator shall issue its decision as soon as possible but not later than the Board of Director's third regularly scheduled meeting after the date on which the appeal is filed. The Plan Administrator shall provide a Claimant with a written Notice of Extension prior to the commencement of the extension. If the Vice President of Human Resources denies a Disability claim in whole or in part, a request for review must be filed with the Plan Administrator no later than 180 days from the date the notice provided under Section 8.2(b) is sent to the Claimant. The Plan Administrator shall issue its written decision on each appeal of a Disability claim within 45 days after the receipt thereof, unless special circumstances (such as the need to hold a hearing or obtain additional information) require an extension of the time for processing the appeal, in which event the Plan Administrator shall issue its decision as soon as possible but not later than 90 days from the date the appeal is filed. If the Plan Administrator determines that an extension of time for processing is required, a Notice of Extension shall be provided to the Claimant prior to the termination of the 45-day period. In the event the Plan Administrator requires an extension of time to make its determination due to a Claimant's failure to submit information necessary to decide a claim, the period for making a benefit determination shall be tolled from the date the Notice of Extension is sent to the Claimant until the date the Plan Administrator receives the information. If the Claimant does not request a review of the adverse determination within the applicable time limitations, he or she shall be barred and estopped from challenging the determination.

        (e) REVIEW OF DECISION. The Plan Administrator shall provide the Claimant an opportunity to submit written comments, documents, records, and other information relating to the claim for benefits. The Plan Administrator shall review and take into account all comments, documents, records, and other information submitted by the Claimant relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination. The Claimant shall be provided upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the Claimant's claim for benefits. A document, record, or other information shall be considered relevant for purposes of the preceding sentence if such document, record, or information was (i) relied upon by the Vice President of Human Resources in making the benefit determination, (ii) was submitted, considered, or generated in the course of making the benefit determination, without regard to whether such document, record, or other information was relied upon by the Vice President of Human Resources in making the benefit determination, or (iii) demonstrates compliance with the administrative processes and safeguards required under Department of Labor Regulation Section 2560.501-1. In addition, in the event of an adverse determination of a Disability claim,
                (i) any member of the Plan Administrator who is either the Vice President of Human Resources who issued the initial adverse determination or a subordinate of such individual shall not participate with the Plan Administrator for purposes of the review of such claim, and (ii) the Plan Administrator shall not provide any deference to the initial adverse determination of the Vice President of Human Resources. If the appeal of a Disability claim is based in whole or in part on a medical judgment, the Plan Administrator shall consult with a health care professional who has appropriate training and experience in the field of medicine involved in the medical judgment. Any health care professional the Plan Administrator engages for purposes of such consultation shall be an individual who is neither an individual who was consulted in connection with the adverse benefit determination that is the subject of the appeal nor the subordinate of any such individual. The Vice President of Human Resources shall provide the identification of the medical or vocational experts whose advice was obtained on behalf of the Plan in connection with the Claimant's adverse benefit determination, without regard to whether the advice was relied upon by the Vice President of Human Resources in making the adverse determination.

        (f) ADVERSE BENEFIT DETERMINATION ON APPEAL-INFORMATION ACCESS. In the event of an adverse benefit determination by the Plan Administrator, the Plan Administrator shall provide the Claimant access to, and copies of, documents, records, and other information relating to the adverse benefit determination on appeal, whether or not such information was relied on by the Plan Administrator in reaching a determination on the claim.

        (g) NOTICE OF AN ADVERSE BENEFIT DETERMINATION ON APPEAL. If the claim is granted on review, the Plan Administrator shall provide the Claimant written notice of such determination and the appropriate distribution, adjustment, or other action shall be made or taken within a reasonable period of time. If the Plan Administrator denies the claim in whole or in part, the Plan Administrator shall provide the Claimant with written notification of its determination as soon as possible, but no later than 5 days after the adverse benefit determination is made. The written notice issued by the Plan Administrator shall set forth, in a manner calculated to be understood by the Claimant, the following:

                (i)     The specific reasons for the adverse determination;

                (ii) The specific references to the pertinent Plan provisions on which the decision is based;

                (iii) A statement that the Claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the Claimant's claim for benefits; and

                (iv)    A statement of the Claimant's right to arbitrate under
                        Section 8.3 of this Plan and to bring a civil action under Section 502(a) of ERISA.

                If the adverse benefit determination is in connection with a Disability claim, the notice shall also provide the following:

                (v) If the Plan Administrator relied on an internal rule, guideline, protocol, or other similar criterion in making the adverse determination, the notice shall either (i) state the specific rule, guideline, protocol, or other similar criterion, or (ii) include a statement that such internal rule, guideline, protocol, or other similar criterion was relied upon in making the adverse determination and that a copy of such internal rule, guideline, protocol, or other similar criterion shall be provided free of charge to the Claimant upon request; and

                (vi) The following statement: "You and your plan may have other voluntary alternative dispute resolution options, such as mediation. One way to find out what may be available is to contact your local U.S. Department of Labor Office and your State insurance regulatory agency."

8.3. ARBITRATION. Any claim or controversy between the parties which the parties are unable to resolve themselves, and which is not resolved through the claims procedure set forth in Section 8.2, including any claim arising out of a Participant's employment or the termination of that employment, and including any claim arising out of, connected with, or related to the formation, interpretation, performance or breach of any provision of this Plan, and any claim or dispute as to whether a claim is subject to arbitration, shall be submitted to and resolved exclusively by expedited arbitration by a single arbitrator in accordance with the following procedures:

        (a) In the event of a claim or controversy subject to this arbitration provision, the complaining party shall promptly send written notice to the other party identifying the matter in dispute and the proposed remedy. Following the giving of such notice, the parties shall meet and attempt in good faith to resolve the matter. In the event the parties are unable to resolve the matter within 21 days, the parties shall meet and attempt in good faith to select a single arbitrator acceptable to both parties. If a single arbitrator is not selected by mutual consent within 10 business days following the giving of the written notice of dispute, an arbitrator shall be selected from a list of nine persons each of whom shall be an attorney who is either engaged in the active practice of law or a recognized arbitrator and who, in either event, is experienced in serving as an arbitrator in disputes between employers and employees, which list shall be provided by the main Orange County office of the American Arbitration Association ("AAA") or of the Federal Mediation and Conciliation Service. If, within three business days of the parties' receipt of such list, the parties are unable to agree upon an arbitrator from the list, then the parties shall each strike names alternatively from the list, with the first to strike being determined by the flip of a coin. After each party has had four strikes, the remaining name on the list shall be the arbitrator. If such person is unable to serve for any reason, the parties shall repeat this process until an arbitrator is selected.

        (b) Unless the parties agree otherwise, within 60 days of the selection of the arbitrator, a hearing shall be conducted before such arbitrator at a time and a place in Orange County agreed upon by the parties. In the event the parties are unable to agree upon the time or place of the arbitration, the time and place within Orange County shall be designated by the arbitrator after consultation with the parties. Within 30 days of the conclusion of the arbitration hearing, the arbitrator shall issue an award, accompanied by a written decision explaining the basis for the arbitrator's award.

        (c) In any arbitration hereunder, the Corporation shall pay all administrative fees of the arbitration and all fees of the arbitrator, except that the Participant or Beneficiary may, if he wishes, pay up to one-half of those amounts. Each party shall pay its own attorneys' fees, costs, and expenses, unless the arbitrator orders otherwise. The prevailing party in such arbitration, as determined by the arbitrator, and in any enforcement or other court proceedings, shall be entitled, to the extent permitted by law, to reimbursement from the other party for all of the prevailing party's costs (including but not limited to the arbitrator's compensation), expenses, and attorneys' fees. The arbitrator shall have no authority to add to or to modify this Plan, shall apply all applicable law, and shall have no lesser and no greater remedial authority than would a court of law resolving the same claim or controversy. The arbitrator shall, upon an appropriate motion, dismiss any claim without an evidentiary hearing if the party bringing the motion establishes that it would be entitled to summary judgment if the matter had been pursued in court litigation. The parties shall be entitled to reasonable discovery subject to the discretion of the arbitrator.

        (d) The decision of the arbitrator shall be final, binding, and non-appealable, and may be enforced as a final judgment in any court of competent jurisdiction.

        (e) This arbitration provision of the Plan shall extend to claims against any parent, subsidiary, or affiliate of each party, and, when acting within such capacity, any officer, director, shareholder, Participant, Beneficiary, or agent of each party, or of any of the above, and shall apply as well to claims arising out of state and federal statutes and local ordinances as well as to claims arising under the common law or under this Plan.

        (f) Notwithstanding the foregoing, and unless otherwise agreed between the parties, either party may, in an appropriate matter, apply to a court for provisional relief, including a temporary restraining order or preliminary injunction, on the ground that the arbitration award to which the applicant may be entitled may be rendered ineffectual without provisional relief.

        (g) Any arbitration hereunder shall be conducted in accordance with the employee benefit plan claims rules and procedures of the AAA then in effect; provided, however, that, (i) all evidence presented to the arbitrator shall be in strict conformity with the legal rules of evidence, and (ii) in the event of any inconsistency between the employee benefit plan claims rules and procedures of the AAA and the terms of this Plan, the terms of this Plan shall prevail.

        (h) If any of the provisions of this Section 8.3 are determined to be unlawful or otherwise unenforceable, in whole or in part, such determination shall not affect the validity of the remainder of this Section 8.3, and this Section 8.3 shall be reformed to the extent necessary to carry out its provisions to the greatest extent possible and to insure that the resolution of all conflicts between the parties, including those arising out of statutory claims, shall be resolved by neutral, binding arbitration. If a court should find that the provisions of this
                Section 8.3 are not absolutely binding, then the parties intend any arbitration decision and award to be fully admissible in evidence in any subsequent action, given great weight by any finder of fact, and treated as determinative to the maximum extent permitted by law.

        (i) In the case of a Disability claim, the timeframes provided for an appeal under Section 8.2 of this Plan shall apply for purposes of this Section 8.3. Arbitration of a Disability claim under this Section 8.3 shall (i) be considered one of the two levels of mandatory appeals permitted under Department of Labor Regulation Section 2560.503-1 and (ii) shall not preclude the Claimant from challenging the decision of the arbitrator under
                Section 502(a) of ERISA.

8.4. NOTICE. Any notice, consent or demand required or permitted to be given under the provisions of this Plan shall be in writing and shall be signed by the party giving or making the same. If such notice, consent or demand is mailed, it shall be sent by United States certified mail, postage prepaid, addressed to the addressee's last known address as shown on the records of the Corporation. The date of such mailing shall be deemed the date of notice consent or demand. Any person may change the address to which notice is to be sent by giving notice of the change of address in the manner aforesaid.

                                   ARTICLE 9

                            AMENDMENT OR TERMINATION

9.1.    AMENDMENT OR TERMINATION.

        (a) This Plan may be amended or terminated by the Corporation at any time, without notice to or consent of any person, pursuant to resolutions adopted by its Board of Directors. Any such amendment or termination shall take effect as of the date specified therein and, to the extent permitted by law.

                However, no such amendment or termination shall reduce:

                (i) the amount then credited to the Participant's Deferral Account, or

                (ii)    his or her vested percentage under Section 5.1.

        If the Plan is terminated, benefits will be distributed in one lump sum.

        (b) Any other provision of this Plan to the contrary notwithstanding, the Plan may be amended by the Corporation at any time, to the extent that, in the opinion of the Corporation, such amendment shall be necessary in order to ensure that the Plan will be characterized as a plan maintained for a select group of management or highly compensated employees, as described in sections 201(2), 301(a)(3) and 401(a)(1) of ERISA, or to conform the Plan to the requirements of any applicable law, including ERISA and the Code. No such amendment shall be considered prejudicial to any interest of a Participant or Beneficiary hereunder.

                                   ARTICLE 10

                                    THE TRUST

10.1. ESTABLISHMENT OF TRUST. The Corporation shall establish a grantor trust, of which the Corporation is the grantor, within the meaning of subpart E, part I, subchapter J, subtitle A of the Code, to pay benefits under this Plan (the "Trust").

10.2. INTERRELATIONSHIP OF THE PLAN AND THE TRUST. The provisions of the Plan shall govern the rights of a Participant to receive distributions pursuant to the Plan. The provisions of the Trust shall govern the rights of the Participant and the creditors of the Corporation to the assets transferred to the Trust. The Corporation shall at all times remain liable to carry out its obligations under the Plan. The Corporation's obligations under the Plan may be satisfied with Trust assets distributed pursuant to the terms of the Trust.

10.3. CONTRIBUTION TO THE TRUST. Amounts may be contributed by the Corporation to the Trust in the sole discretion of the Corporation.

                                   ARTICLE 11

                                  MISCELLANEOUS

11.1. GOVERNING LAW. The Plan and the rights and obligations of all persons hereunder shall be governed by and construed in accordance with the laws of the State of California, other than its laws regarding choice of law, to the extent that such state law is not preempted by federal law.

11.2. WITHHOLDING. Any and all payments to be made to Participant or Participant's Beneficiaries pursuant to this Plan shall be subject to all federal, state and local income and employment taxes and such taxes may be withheld accordingly by the Corporation from benefits under this Plan or from salary, bonuses or other amounts due to the Participant as determined by the Plan Administrator.

        IN WITNESS WHEREOF, the Corporation has executed this Plan as of the day and year above first written.

                                       The "Corporation"

                                       WILLIAM LYON HOMES


                                       By: /s/ Wade H. Cable
                                          --------------------------------------
                                          Wade H. Cable
                                          Title:  President and Chief Operating
                                                  ------------------------------
                                                  Officer
                                                  ------------------------------

                               WILLIAM LYON HOMES
                      EXECUTIVE DEFERRED COMPENSATION PLAN
                    PARTICIPANT ENROLLMENT AND ELECTION FORM

                                    EXHIBIT A

        This Agreement is entered into this ____day of February, 2002 between WILLIAM LYON HOMES, hereinafter referred to as the "Corporation," and _______________________, hereinafter referred to as the "Participant".

        I acknowledge that, as an Executive of the Corporation, I have been offered an opportunity to participate in the Corporation's Executive Deferred Compensation Plan for the Plan year beginning February 11, 2002. I am electing the alternatives set forth as indicated below:

I.      ELECTION TO DEFER
        (Please check all that apply)

        [ ] I WILL participate in the Corporation's Executive Deferred Compensation Plan for the forthcoming Plan Year and duly authorize the Corporation to make the appropriate deductions from my paycheck.


I hereby elect to defer receipt of salary and/or bonus for the forthcoming Plan Year as set forth below (up to a maximum of 20% of base salary and bonus, but not less than $10,000):

     [ ] ____% or $________ of my base annual salary to be withdrawn from my salary in equal amounts during the rest of the year.

     [ ] ____% or $________ of my bonus which is determined by the Compensation
         Committee of the Corporation's Board of Directors after my election, to be withdrawn as applicable during the year.

     [ ] I will NOT participate in the Corporation's Executive Deferred
         Compensation Plan for the forthcoming Plan Year.

NOTE:  THIS ELECTION IS IRREVOCABLE FOR THE FORTHCOMING PLAN YEAR.

II.     DISTRIBUTION OF BENEFITS ELECTION (PER ARTICLE 5):
        (Please check one of A (Retirement Benefits) OR B (Fixed Payment Date Benefits)

[ ] A. RETIREMENT OR DISABILITY BENEFITS. I hereby elect to have my retirement or disability benefits distributed to me in the following manner:

        Distribution to be paid (check one):

        [ ]  Lump Sum

        [ ]  Monthly over 2 years

        [ ]  Monthly over 5 years

        [ ]  Monthly over 10 years

        [ ]  Monthly over 15 years

        [ ]  Monthly over 20 years

NOTE: THIS ELECTION MAY BE CHANGED BY THE PARTICIPANT BY GIVING WRITTEN NOTICE TO THE CORPORATION NOT LATER THAN ONE YEAR BEFORE RETIREMENT OR DISABILITY.

[ ] B. FIXED PAYMENT DATE BENEFITS. I hereby elect to have my fixed payment date benefits distributed to me in the following manner:

        Date for fixed payments to commence ____________________________ (This date may be no earlier than the January 1 of the third calendar year after the calendar year in which this election is made.

        Distribution to be paid (check one):

        [ ]  Lump Sum

        [ ]  Monthly over 2 years

        [ ]  Monthly over 5 years

        [ ]  Monthly over 10 years

        [ ]  Monthly over 15 years

        [ ]  Monthly over 20 years

NOTE: THIS ELECTION MAY BE CHANGED TO EXTEND THE PAYMENT DATE TO A LATER DATE SO LONG AS (a) YOU MAKE THE ELECTION TO SO EXTEND THE DATE AT LEAST ONE YEAR BEFORE THE ORIGINAL DATE, AND (b) THE EXTENDED DATE IS NO EARLIER THAN JANUARY 1 OF THE THIRD CALENDAR YEAR AFTER YOU MAKE THE ELECTION TO EXTEND. SUCH DATES MAY NOT BE ACCELERATED.



                                       PARTICIPANT



                                       -----------------------------------------
                                       [First Name] [Last Name]

                               WILLIAM LYON HOMES
                      EXECUTIVE DEFERRED COMPENSATION PLAN
                           DEEMED INVESTMENT ELECTIONS

                                    EXHIBIT B

This Agreement is entered into this _____ day of ________, 20___ between WILLIAM LYON HOMES, hereinafter referred to as the "Corporation," and ____________________, hereinafter referred to as the "Participant."

Investment Elections

I elect to have my Deferral Account credited with a rate of return based on the following Declared Rate(s). This Investment Election shall supersede any prior election which I have made and shall continue until such time as I make a new Investment Election in accordance with the terms of the Plan. (Investment elections may be changed by a participant once a quarter and each account must have at least a 10% allocation of the Participant's deferral.) Please see accompanying material and prospectus for a detailed explanation of investment options.

--------------------------------------------------------------------------------
Investment Options                                        Participant Allocation
--------------------------------------------------------------------------------
Hartford 40 Portfolio (Capital Preservation)              %
--------------------------------------------------------------------------------
Hartford 60 Portfolio (Balanced Income)                   %
--------------------------------------------------------------------------------
Hartford 80 Portfolio (Balanced Growth)                   %
--------------------------------------------------------------------------------
Hartford 100 Portfolio (Growth)                           %
--------------------------------------------------------------------------------
Hartford 120 Portfolio (Aggressive Growth)                %
--------------------------------------------------------------------------------
Bank of America Prime Rate plus 1%, adjusted quarterly    %
--------------------------------------------------------------------------------

                                                          TOTAL             100%
                                                                            ----



                                       PARTICIPANT



                                       -----------------------------------------
                                       [First Name] [Last Name]

                               WILLIAM LYON HOMES
                      EXECUTIVE DEFERRED COMPENSATION PLAN
                           DESIGNATION OF BENEFICIARY

                                    EXHIBIT C

        TO:  WILLIAM LYON HOMES (hereinafter referred to as the "Corporation"),

In accordance with the rights granted to me in the William Lyon Homes Executive Deferred Compensation Plan, between the Corporation and me, I do hereby designate as Beneficiary thereunder to receive payments thereunder in the event of my death:

        PRIMARY Beneficiary:
                            -----------------------------------------
        Relationship:
                       ----------------------------------------------
        1ST CONTINGENT Beneficiary:
                                    ---------------------------------
        Relationship:
                       ----------------------------------------------

I further reserve the privilege of changing the Beneficiary herein named at any time or times without the consent of any such beneficiary.

        This designation is made upon the following terms and conditions:

1. The word "Beneficiary" as used herein shall include the plural, Beneficiaries, wherever the Plan permits.

2. For purposes of this Beneficiary Designation, no person shall be deemed to have survived the Participant if that person dies within thirty (30) days of the Participant's death.

3. Beneficiary shall mean the Primary Beneficiary if such Primary Beneficiary survives the Participant by at least thirty (30) days, and shall mean the 1st Contingent Beneficiary if the Primary Beneficiary does not survive the Participant by at least thirty (30) days.

4. If the Primary Beneficiary shall be deceased on any annual payment date provided in said Agreement, any and all remaining annual payments shall be payable to the 1st Contingent Beneficiary unless the executors or administrators of said deceased Beneficiary are named as Primary Beneficiary hereinabove.

5. If more than one Beneficiary is named within the same class (i.e., Primary or 1st Contingent), then annual payments shall be made equally to such Beneficiaries unless otherwise provided hereinabove. If any such Beneficiary dies while receiving annual payments under said Agreement, any and all remaining payments shall continue to be made to the surviving Beneficiaries of such class and to the legal heirs of the deceased Beneficiary, which legal heirs shall receive the amount which was being received by said deceased Beneficiary. If all of the Beneficiaries of a class shall die, any and all remaining payments shall be made to the next class of Beneficiaries, as provided under Paragraph 4 above.

6. If none of the Beneficiaries named hereinabove are living on any said annual payment date, any and all remaining payments shall be made to my executors or administrators, or upon their written request, to any person or persons so designated by them.

7. If any such annual payments shall be payable to any trust, the Corporation shall not be liable to see to the application by the Trustee of any payment hereunder at any time, and may rely upon the sole signature of the Trustee to any receipt, release or waiver, or to any transfer or other instrument to whomsoever made purporting to affect this nomination or any right hereunder.

8. A Participant's Beneficiary designation shall be deemed automatically revoked if the Participant names a spouse as Beneficiary and the marriage is later dissolved or the spouse dies. Without limiting the generality of the foregoing, the interest in the benefits hereunder of a spouse of a Participant who has predeceased the Participant or whose marriage with the Participant has been dissolved shall automatically pass to the Participant and shall not be transferable by such spouse in any manner, including but not limited to such spouse's will, nor shall such interest pass under the laws of intestate succession.

THIS DESIGNATION CANCELS AND SUPERSEDES ANY DESIGNATION OF BENEFICIARY HERETOFORE MADE BY ME WITH RESPECT TO SAID PLAN AND THE RIGHT TO RECEIVE PAYMENTS THEREUNDER.





Dated:
       --------------------------           ------------------------------------
                                            Executive



I am the spouse of the Participant/Executive named above. I have read and understood the foregoing Designation of Beneficiary, and especially paragraph 8 thereof. I understand that the Plan does not permit the assignment of my spouse's benefits to me in the event of the dissolution of my marriage. I also understand that, even if my spouse names me as a Beneficiary, my rights may be impaired in the event of the dissolution of my marriage or my death before my spouse.



Dated:
       --------------------------------     ------------------------------------
                                            Spouse

Received this     day of         , 20       By:
              ---       ---------    --        ---------------------------------

                      ANNUAL ELECTION TO DEFER COMPENSATION
                                     FOR THE
                WILLIAM LYON EXECUTIVE DEFERRED COMPENSATION PLAN

       NOTE: TO BE EFFECTIVE, THIS ELECTION MUST BE DELIVERED TO THE HUMAN
            RESOURCES DEPARTMENT ON OR BEFORE DECEMBER 20, _______ .

Name of Participant:  ______________________________________________________

Social Security No.:  ___________________________

The undersigned employee hereby elects as follows:

1. The employee hereby elects to defer receipt of the following portion of his/her salary and/or bonus (up to a maximum of 20% of base salary and bonus, but not less than $10,000) otherwise payable by the Corporation in _______ .

Check appropriate box(es):

[ ]     $____________ or percent ______ % of SALARY
[ ]     The employee elects not to defer any salary for ________.

[ ]     $____________ or percent ______ % of BONUS
[ ]     The employee elects not to defer any bonus for ________.

2. The employee requests and authorizes the Corporation to credit the amount(s) so deferred, and any corporate contribution(s), to the employee's Deferral Account(s) under the Plan.

3. The employee understands and acknowledges that this Election will be effective only for the following Plan Year. If the employee wishes to change his/her deferral election in subsequent Plan Years, he/she must deliver a new Election of Deferral form to the Human Resources Department of the Corporation on or before December 20 of the year before the Plan Year when the deferral will be effective.

4. IN WITNESS WHEREOF, this Agreement has been executed by the parties this ______ day of___________,_______.



-------------------------------                    ----------------------------
Witness                                            Employee



                                                   WILLIAM LYON HOMES


-------------------------------                    ----------------------------
Witness                                            Its Duly Authorized Officer

                     DEEMED INVESTMENT ELECTION CHANGE FORM
                                     FOR THE
             WILLIAM LYON HOMES EXECUTIVE DEFERRED COMPENSATION PLAN


                FOR THE PERIOD BEGINNING ______________________




-----------------------------------                  ---------------------------
Participant's Name                                   Social Security Number


-----------------------------------
Date Received

Method of Request:
[ ]  Phone        [ ]  Fax       [ ]  E-Mail        [ ] Other:
                                                              ------------------

I hereby request that my current period deferrals and existing account balances be allocated as follows:
(Minimum allocation is 10% - total must equal 100%)

--------------------------------------------------------------------------------
Investment Options                                        Participant Allocation
--------------------------------------------------------------------------------
Hartford 40 Portfolio (Capital Preservation)              %
--------------------------------------------------------------------------------
Hartford 60 Portfolio (Balanced Income)                   %
--------------------------------------------------------------------------------
Hartford 80 Portfolio (Balanced Growth)                   %
--------------------------------------------------------------------------------
Hartford 100 Portfolio (Growth)                           %
--------------------------------------------------------------------------------
Hartford 120 Portfolio (Aggressive Growth)                %
--------------------------------------------------------------------------------
Bank of America Prime Rate plus 1%, adjusted quarterly    %
--------------------------------------------------------------------------------
                                                          TOTAL             100%
                                                                            ----

IMPORTANT: The Participant acknowledges that he/she has received information regarding each of the above funds, including a copy of the prospectus. The Participant further acknowledges that the Plan Administrator has discretion as to whether his/her deferrals are actually invested in the funds selected above; the Corporation is not obligated to acquire or hold any of the investments selected above.

AGREED AND ACCEPTED BY THE PARTICIPANT



---------------------------------------              ---------------------------
Signature of Participant                             Date



AGREED AND ACCEPTED BY THE CORPORATION



---------------------------------------              ---------------------------
Signature of Corporation Officer                     Date